Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

PharMerica Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-145137) of PharMerica Corporation of our report dated February 24, 2011 with respect to the consolidated financial statements as of and for the year ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010, which report appears in this Form 10-K.

/s/ KPMG LLP

Louisville, Kentucky

February 24, 2011

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